As filed with the Securities and Exchange Commission on November 6, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mavenir Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	61-1489105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1700 International Place, Suite 200 Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2005 Stock Plan

Amended and Restated 2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Sam Garrett

General Counsel

Mavenir Systems, Inc.

1700 International Place, Suite 200, Richardson, Texas 75081

(Name and address of agent for service)

(469) 916-4393

(Telephone number, including area code, of agent for service)

Copies to:

Alan Bickerstaff

Ted Gilman

Andrews Kurth LLP

111 Congress, Suite 1700

Austin, Texas 78701

(512) 320-9200

Indicate by check mark whether the registrant if a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share:
—Outstanding under the 2005 Stock Plan	2,589,731(2)	$1.76(5)	$4,557,927	$587
—Outstanding under the 2013 Equity Incentive Plan	932,761(3)	$9.50(6)	$8,861,230	$1,141
—To be issued under the 2013 Equity Incentive Plan	1,024,824(3)	$10.00(7)	$10,248,240	$1,320
— To be issued under the 2013 Employee Stock Purchase Plan	482,143(4)	$8.50(8)	$4,098,216	$528

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the Amended and Restated 2005 Stock Plan (the “2005 Plan”), the Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”), and the 2013 Employee Stock Purchase Plan (the “ESPP”) as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the 1933 Act, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the ESPP.
(2)	Represents shares of common stock subject to outstanding option awards under the 2005 Plan as of November 6, 2013. The 2005 Plan has been terminated and no further stock or option grants will be made pursuant to the 2005 Plan. Any shares of common stock that are subject to outstanding awards under the 2005 Plan which are forfeited or lapse for any reason prior to exercise or settlement and would otherwise have returned to the share reserve under the 2005 Plan, instead will be available for issuance under the 2013 Plan. See footnote 3 below.
(3)	Represents 932,761 shares outstanding and 1,024,824 shares reserved for issuance pursuant to future awards under the 2013 Plan, which is comprised of 1,885,714 shares originally reserved for issuance under the 2013 Plan and 71,872 shares previously reserved under the 2005 Plan that are now available for issuance under the 2013 Plan. To the extent that any shares subject to outstanding awards under the 2005 Plan which are forfeited or lapse for any reason prior to exercise or settlement and would otherwise have returned to the share reserve under the 2005 Plan instead will be available for issuance under the 2013 Plan. See footnote 2 above. The 2013 Plan also provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2013 Plan on January 1, beginning in the calendar year 2014. The number of shares added each year will be equal to (i) the lesser of (a) four and one-half percent (4.5%) of the number of shares of common stock of the Registrant issued and outstanding on the immediately preceding December 31 and (b) 2,857,776, or (ii) an amount determined by the Registrant’s board of directors.
(4)	Represents 482,143 shares reserved for issuance pursuant to future awards under the ESPP. The ESPP also provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1, beginning in the calendar year 2015. The number of shares added each year will be equal to one percent (1%) of the number of shares of common stock of the Company issued and outstanding on the immediately preceding calendar month, but in no event shall any such increase exceed 428,572 shares.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the 1933 Act, and based upon the weighted average exercise price per share for outstanding stock option awards under the 2005 Plan.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the 1933 Act, and based upon the weighted average exercise price per share for outstanding stock option awards under the 2013 Plan.
(7)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for purpose of calculating the registration fee on the basis of $10.00, the initial public offering price set forth on the cover page of the Registrant’s prospectus dated November 6, 2013 (the “Final Prospectus”).
(8)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of 85% of $10.00, the initial public offering price set forth on the cover page of the Final Prospectus. Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be equal to 85% of the lower of the fair market value on (i) the first trading day of the offering period and (ii) the purchase date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Mavenir Systems, Inc. (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the following documents and information previously filed with the Commission:

•	the Company’s prospectus to be filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on November 6, 2013, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-191563), originally filed with the Commission on October 4, 2013; and

•	the description of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on November 1, 2013 (File No. 001-36171), and any amendment or report filed for the purpose of updating that description.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. The Company’s amended and restated certificate of incorporation to be in effect upon the completion of this offering provides for indemnification of the Company’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Company’s amended and restated bylaws to be in effect upon the completion of this offering provide for indemnification of the Company’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors, officers and some employees containing provisions that may be in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify the Company’s directors against certain liabilities that may arise by reason of their status or service as directors, officers and employees and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company maintains a directors’ and officers’ insurance policy.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

+4.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, Reg. No. 333-191563).

+4.2	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1, Reg. No. 333-191563).

+4.3	Amended and Restated 2005 Stock Plan, as amended (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, Reg. No. 333-191563).

+4.4	Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1, Reg. No. 333-191563).

+4.5	2013 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1, Reg. No. 333-191563).

*5.1	Opinion of Andrews Kurth LLP

*23.1	Consent of BDO USA, LLP

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this Registration Statement)

+	Incorporated by reference.
*	Filed herewith

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 6th day of November, 2013.

By:	/s/ Pardeep Kohli
Pardeep Kohli
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Mavenir Systems, Inc., a Delaware corporation, do hereby constitute and appoint Pardeep Kohli, Terry Hungle and Sam Garrett, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated on the 6th day of November, 2013.

Signature	Title

/s/ Pardeep Kohli Pardeep Kohli	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Terry Hungle Terry Hungle	Chief Financial Officer (Principal Financial Officer)

/s/ David Lunday David Lunday	Controller (Principal Accounting Officer)

/s/ Benjamin L. Scott Benjamin L. Scott	Chairman of the Board

/s/ Jeffrey P. McCarthy Jeffrey P. McCarthy	Director

/s/ Vivek Mehra Vivek Mehra	Director

/s/ Hubert de Pesquidoux Hubert de Pesquidoux	Director

/s/ Venu Shamapant Venu Shamapant	Director

/s/ Ammar H. Hanafi Ammar H. Hanafi	Director

EXHIBIT INDEX

Exhibit Number	Description

+4.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on For+m S-1, Reg. No. 333-191563).

+4.2	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1, Reg. No. 333-191563).

+4.3	Amended and Restated 2005 Stock Plan, as amended (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, Reg. No. 333-191563).

+4.4	Amended and Restated 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1, Reg. No. 333-191563).

+4.5	2013 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1, Reg. No. 333-191563).

*5.1	Opinion of Andrews Kurth LLP

*23.1	Consent of BDO USA, LLP

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this Registration Statement)

+	Incorporated by reference.
*	Filed herewith